EXHIBIT 10.20

GROUND LEASE

This Ground Lease is made and entered into effective the 1st day of March 2001, by and between 3801 East Second Avenue, LLC, a Colorado limited liability company whose address is 12612 West Alameda Parkway, Lakewood, Colorado 80229 (“Lessor”), and Vitamin Cottage Natural Food Markets, Inc., a Colorado corporation whose address is 12612 West Alameda Parkway, Lakewood, Colorado 80229 (“Lessee”).

ARTICLE 1

DEMISE

Lessor hereby leases to the Lessee, and Lessee hereby leases from Lessor the real property, but not the improvements, located at 9030 West Colfax Avenue in the County of Jefferson, City of Lakewood, State of Colorado, more particularly described on Exhibit A attached hereto and incorporated herein by this reference, subject to existing easements, encumbrances, restrictions and covenants of record.

ARTICLE 2

TERM

The term of the Lease shall commence at 12:01 A.M. on March 1, 2001, and terminate at midnight (local time at the location of the leased premises) on February 28, 2006, unless sooner terminated or extended pursuant to any of the provisions of the Lease (the “Term”). Provided Lessee is not in default under this Lease, Lessee shall have four (4) successive options to extend the Term of this Lease for an additional period of five (5) years for each such extension. Such extended Term shall be on the same terms and conditions as set forth herein. If Lessee shall elect to exercise its option to extend the Term of this Lease as set forth herein, Lessee shall do so by giving written notice to Lessor not less than six (6) months prior to the expiration of the then current Term of this Lease.

ARTICLE 3

RENT

Lessee shall pay to Lessor at the address of Lessor set forth above or at such other address as may be designated in writing during the Term of this Lease rent calculated as follows. Lessee shall pay to Lessor fixed rent in the amount of $48,000.00 yearly to be paid in monthly installments in advance on the first day of each month.

ARTICLE 4

TITLE TO IMPROVEMENTS

All foundations, buildings, developments, landscaping, and improvements of every kind and nature now or hereafter located upon the leased premises are the property of Lessee. At all times during the term hereof, the improvements shall not be conveyed, transferred, or assigned unless such conveyance, transfer, or assignment shall be to a person, corporation, or other entity to whom this Lease is being transferred or assigned simultaneously therewith, and at all such times the holder of the leasehold interest of Lessee under this Lease shall be the owner of said improvements. Any attempted conveyance, transfer, or assignment of the improvements, whether voluntarily or by operation of law or otherwise, to any person, corporation, or other entity, shall be void and of no effect whatever unless such conveyance, transfer, or assignment shall be to a person, corporation, or other entity to whom this Lease is being transferred or assigned simultaneously therewith in compliance with the provisions hereof or by reason of any other cause whatsoever. Similarly, so long as said improvements or any part thereof shall remain on the leased premises, any attempted transfer or assignment of the leasehold interest of Lessee under this Lease shall be void and of no effect whatever unless such transfer or assignment shall be to a person, corporation, or other entity to whom said improvements are being conveyed, transferred, or assigned simultaneously therewith. Upon any termination of this Lease, whether by reason of the normal expiration of the term hereof, by reason of the provisions hereof, or by reason of any other cause whatsoever, if said improvements or any part thereof shall then be on the leased premises, Lessee shall maintain ownership of such improvements and may remove such improvements at its discretion upon notice to Lessor within sixty (60) days of the termination of this Lease. If Lessee does not give such notice and remove any improvements within sixty (60) days of the termination of this Lease, it shall be presumed that Lessee has forfeited its ownership rights to the improvements unless Lessor and Lessee agree to different terms for removal.

ARTICLE 5

NO MERGER

In no event shall the leasehold interest, estate, or rights of Lessee hereunder, or of the holder of any mortgage upon this Lease, merge with any interest, estate, or rights of Lessor in or to the leased premises (except by Lessor’s written declaration of such merger). Such leasehold interest, estate, and rights of Lessee hereunder, and of the holder of any mortgage upon this Lease, shall be deemed to be separate and distinct form Lessor’s interest, estate, and rights in or to the leased premises, notwithstanding that any such interest, estates, or rights shall at any time or times be held by or vested in the same person, corporation, or other entity.

ARTICLE 6

MORTGAGES

During the term hereof, Lessor shall make any and all payments required to be made under each and every mortgage affecting or constituting a lien against the real property and the Lessor shall fulfill all other obligations required to be fulfilled by the mortgagor(s) thereunder.

During the term hereof, Lessee shall not incur any indebtedness secured by an lien or encumbrance upon or against the improvements, the leased premises, this Lease, or any interest therein without the prior written consent of Lessor.

ARTICLE 7

IMPOSITIONS

Lessee will, at Lessee’s cost and expense, bear, pay, and discharge when due, all taxes of whatever kind or nature, assessments, sewer rents, water rents and charges, duties, impositions, license and permit fees, charges for public utilities of any kind, payments, and other charges of every kind and nature whatsoever that shall have been or shall be levied, charged, assessed, or imposed upon, or grow or become due and payable out of or for, or become or have become a lien on, the leased premises or the improvements.

ARTICLE 8

REPAIR

The Lessee will at all times during the term hereof, at Lessee’s cost and expense, keep the leased premises and improvements in good operating condition and repair.

ARTICLE 9

COMPLIANCE WITH LAW

Lessee shall, at all times during the term hereof, at Lessee’s own cost and expense, perform and comply with all laws, rules, orders, ordinances, regulations, and requirements relating to the leased premises and the improvements.

ARTICLE 10

NEW BUILDINGS

Lessee shall not erect or permit to be erected on the leased premises any new buildings or make or permit to be made any addition to the improvements except in accordance with plans and specifications previously approved in writing by Lessor or as otherwise approved by Lessor.

ARTICLE 11

RIGHT TO ENTER

Lessee shall permit Lessor and Lessor’s agents at all reasonable times to enter upon the leased premises and to enter into the improvements to view the condition thereof.

ARTICLE 12

USE

Lessee shall use and occupy the leased premises and improvements solely for retail store purposes or such other purposes upon the written consent of the Lessor.

ARTICLE 13

MECHANIC’S LIENS

Lessee shall, at Lessee’s cost and expense, cause any mechanic’s lien or other lien or charge filed or made against the leased premises and/or improvements in connection with any work being performed by or on behalf of the Lessee or with materials being furnished to or on behalf of the Lessee to be canceled and discharged of record within 30 days after such lien or charge is filed or made, and Lessee shall defend any action, suit, or proceeding brought for enforcement of any such lien or charge, pay any damages, costs and expenses incurred therein by Lessor, and satisfy and discharge any judgment entered therein. Any such work performed on the leased premises or the improvements costing in excess of $50,000 shall be done pursuant to a no-lien contract or properly bonded contract, with the prior written approval of Lessor.

ARTICLE 14

NET LEASE

This Lease is and shall be an absolutely net Lease, and Lessor is not nor shall be required to provide any services or do any act or thing with respect to the leased premises or the improvements except as specifically provided herein. The rent reserved herein to Lessor shall be paid without any claim on the part of Lessee for diminution, setoff, or abatement, and nothing shall suspend, abate, or reduce any rent to be paid under this Lease, except as specifically provided herein.

ARTICLE 15

LIABILITY INSURANCE

At all times during the term of this Lease, Lessee shall, at Lessee’s own cost and expense, provide and keep in force general liability policies protecting Lessor against any and all liability occasioned by negligence, occurrence, accident or disaster in or about the leased premises or the improvements, in such companies, forms, and amounts as Lessor may approve.

ARTICLE 16

INDEMNITY

Lessee hereby indemnifies and hold harmless Lessor from and against any and all liability, loss, damages, expenses, costs of action, suits, interest, fines, penalties, claims, and judgments arising from injury or claim of injury during the term of the Lease to person or property growing out of the occupation, possession, use, management, improvement, construction, alteration, repair, maintenance, or control of the leased premises or the improvements, or arising out of Lessee’s failure to perform any term, covenant, condition, or agreement contained in this Lease. Lessee, at Lessee’s own cost and expense, will defend any suits that may be brought or claims that may be made against Lessor upon any of the foregoing, and pay and discharge any judgment that may be recovered against Lessor. At all times during the term of this Lease, Lessee shall, at Lessee’s own cost and expense, provide and keep in force a policy of insurance insuring Lessee against Lessee’s indemnity liability to Lessor with policy limits acceptable to Lessor.

ARTICLE 17

HAZARD INSURANCE

At all times during the terms of this Lease, Lessee shall, at Lessee’s own cost and expense, keep the improvements insured against loss or damage by such insurable risks, casualties, and hazards as Lessor may specify, in an amount at least equal to the full insurable value thereof In addition, Lessee shall, at Lessee’s own cost and expense, keep in effect rent insurance on the improvements in such amounts as may be designated by Lessor.

ARTICLE 19

CASUALTY

If any part of the improvements is damaged or destroyed by fire or other casualty, then Lessee shall proceed with reasonable diligence to carry out any necessary demolition and to restore, repair, replace, and rebuild such part of the improvements at Lessee’s own cost and expense in accordance with plans and specifications approved by Lessor. Rent shall not abate by reason of any damage to or destruction of the improvements, and Lessee shall continue to perform all of its obligations, covenants, and agreements under this Lease notwithstanding any such damage or destruction.

ARTICLE 20

CONDEMNATION

If at any time during the term thereof, all or substantially all of the leased premises is condemned, this Lease shall terminate on the date of vesting of title in the condemning authority. In such event, Lessor and Lessee will receive from the award for the condemnation an amount representing their respective interests in the condemned property.

If less than all or substantially all of the leased premises is condemned, then the Lease shall continue in full force and effect, and Lessee shall proceed with reasonable diligence to carry out any necessary repair and restoration so that the remaining improvements shall constitute a complete structural unit or units that can be operated on an economically feasible basis under the provisions of this Lease. If the remaining property cannot be operated by Lessee on an economically feasible basis, the Lessee shall terminate. If the condemnation is of vacant unimproved land only, the total condemnation proceeds shall belong to Lessor. If the condemnation is of a part of the land with a part of the improvements, Lessor shall recover a proportionate share of the condemnation proceeds based upon the relative values, as determined by the condemnation proceeding of Lessor, and

Lessee’s ownership of the real property and the improvements. The rents payable hereunder and the purchase option will be decreased in proportion to the diminution in the value of the leased premises.

ARTICLE 21

ASSIGNMENT AND SUBLETTING

Lessee may assign this Lease or any interest herein upon obtaining Lessor’s prior written consent. Lessee shall not make any sublease of all or any part of the demised premises and the improvements except on terms and conditions approved by Lessor.

ARTICLE 22

SALE AND TRANSFER

Lessee shall not sell, assign, or transfer its interests in the improvements, the leased premises, or this Lease without the prior written consent of the Lessor. Any such sale, assignment, or transfer, whether voluntary or by operation of law or otherwise, shall be void and of no effect and shall constitute a default hereunder.

ARTICLE 23

DEFAULT AND TERMINATION

If Lessee defaults in the payment of any rent or other sum for thirty (30) days after written notice and demand, or defaults in the performance or observance of any of the other terms, covenants, conditions, or agreements of this Lease for thirty (30) days after written notice and demand (or, if such default cannot practicably be cured within such period, fails to commence the curing and performance of such defaulted term, covenant, condition, or agreement within such period or thereafter fails to complete the same) then Lessor may, at its option, terminate this Lease. In the event that Lessor terminates this Lease, Lessee shall be liable for all expenses incurred by Lessor in obtaining possession of the leased premises and the improvements. All interest of Lessee in and to the leased premises and the improvements shall end, except as set forth in Article 4 of this Lease, which provision shall survive the termination of this Lease.

ARTICLE 24

RIGHT TO CURE LESSEE’S DEFAULTS

Lessor has the right, upon prior written notice to the Lessee if notice can reasonably be given and otherwise without notice, to comply with and perform any term, covenant, condition, or agreement as to which Lessee is in default, in which event Lessee shall reimburse Lessor upon demand for all costs and expenses incurred by Lessor in complying with or performing such term, covenant, condition, or agreement.

ARTICLE 25

ARBITRATION

The rights, duties, and obligations of Lessor and Lessee hereunder shall be determined, if they cannot agree, by the American Arbitration Association, said arbitrator’s decision to be final. The arbitrator shall have the full power and authority to determine in accordance herewith, among other things, the manner in which the damages that may be awarded by the public authority for taking in condemnation shall be applied to the restoration of the improvements; the manner in which such damages shall be apportioned between Lessor and Lessee; the manner in which the rent shall be abated from the time of the taking; the manner in which this Lease shall be modified, terminated, or to cause specific performance by one or both of the parties in any manner determined equitable. The cost of the arbitrator shall be paid by the parties in equal shares.

ARTICLE 26

PERSONAL LIABILITY

Neither Lessee nor any of its officers, directors, shareholders, members, managers or partners, as applicable, shall be personally liable for payment of any sum required to be paid by Lessee hereunder, and Lessor will not bring any action for damages or money judgment against Lessee or its officers, directors, shareholders, members, managers or partners, as applicable, personally, but shall be limited to its right to recover the leased premises on default of Lessee.

IN WITNESS WHEREOF, the undersigned have here unto affixed their hands and seals as of the date first above mentioned.

LESSOR:
3801 EAST SECOND AVENUE, LLC,
a Colorado limited liability company

By:	/s/ Kemper Isely
Printed Name:	Kemper Isely
Title:	Operating Manager

LESSEE:
VITAMIN COTTAGE NATURAL FOOD
MARKETS, INC., a Colorado corporation

By:	/s/ Kemper Isely
Printed Name:	Kemper Isely
Title:	Co-President

STATE OF COLORADO	)
)ss.
COUNTY OF JEFFERSON	)

The above and foregoing instrument was acknowledged before me this 1st day of March, 2001 by Kemper Isely, as Operating Manager of 3801 East Second Avenue, LLC, a Colorado limited liability company, on behalf of whom the above instrument was executed.

Witness my hand and official seal.

My commission expires: My Commission Expires Oct. 19, 2003

/s/ Camille C. Wright
Notary Public

[SEAL]

STATE OF COLORADO	)
)ss.
COUNTY OF JEFFERSON	)

The above and foregoing instrument was acknowledged before me this 1st day of March, 2001 by Kemper Isely, as Co-President of Vitamin Cottage Natural Food Markets, Inc., a Colorado corporation, on behalf of whom instrument was executed.

Witness my hand and official seal.

My commission expires: My Commission Expires Oct. 19, 2003

/s/ Camille C. Wright
Notary Public

[SEAL]

EXHIBIT A

Description of Premises

A parcel of land located in the NE1/4 of Section 3, Township 4 South, Range 69 West of the 6th P.M., being more particularly described as follows:

Beginning at a point on the East line of the W1/2 of the NW1/4 of the NE1/4 of Section 3, Township 4 South, Range 69 West, which is 50 feet South of the true corner; thence continuing South along said East line, a distance of 220 feet; thence Westerly and parallel to the North line of the W1/2 of the NW1/4 of the NE1/4 of Section 3, Township 4 South, Range 69 West, a distance of 180 feet; thence Northerly and parallel to the above mentioned East line, a distance of 220 feet more or less to the South right-of-way line of West Colfax Avenue; thence Easterly along said right-of-way line approximately 180 feet to the point of beginning,

County of Jefferson,
State of Colorado.